Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2011 in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-171923) and related Prospectus of Skullcandy, Inc. for the registration of 9,583,334 shares of its common stock.

Ernst & Young LLP

Salt Lake City, Utah

July     , 2011

The foregoing consent is in the form that will be signed upon the completion of the stock split described in paragraph three of Note 12 to the consolidated financial statements.

/s/ Ernst & Young LLP

Salt Lake City, Utah

July 6, 2011